UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

Callon Petroleum Company
(Exact name of registrant as specified in its charter)

DE	001-14039	64-0844345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Briarlake Plaza
2000 W. Sam Houston Parkway S., Suite 2000
Houston, TX 77042

(Address of Principal Executive Offices, and Zip Code)

(281) 589-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CPE	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 8, 2020, at the Annual Meeting (as defined below), the shareholders of Callon Petroleum Company (“Callon” or the “Company”) approved the Callon Petroleum Company 2020 Omnibus Incentive Plan (the “2020 Plan”). The 2020 Plan is a long-term incentive plan pursuant to which awards may be granted to certain employees, independent contractors and directors of the Company and its affiliates, including stock options, stock appreciation rights, restricted stock, restricted stock units (including phantom shares and phantom stock units), cash awards and performance awards. The 2020 Plan was adopted principally to serve as a successor plan to the Callon Petroleum Company 2018 Omnibus Incentive Plan (the “2018 Plan”), and to increase the number of shares of Common Stock reserved for equity-based awards by 13,250,000 shares, which is in addition to the share reserve amount that remained available under the 2018 Plan immediately prior to the adoption of the 2020 Plan. It is not possible to determine specific amounts and types of awards that may be granted to eligible participants under the 2020 Plan subsequent to the Annual Meeting because the grant and payment of such awards is subject to the discretion of the Compensation Committee of the Company’s Board of Directors (the “Board”).
The foregoing description of the 2020 Plan is not complete and is qualified in its entirety by reference to the 2020 Plan, which is filed as Exhibit 4.5 to the Registration Statement on Form S-8 filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 8, 2020 and incorporated herein by reference. In addition, a description of the material terms of the 2020 Plan was included in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the SEC on April 28, 2020 (the “Proxy Statement”).
Item 5.07 Submission of Matters to a Vote of Security Holders.
On June 8, 2020, the Company held its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) in Houston, Texas. As of the close of business on April 14, 2020, the record date for the Annual Meeting, there were 397,002,537 shares of Common Stock outstanding. A total of 322,908,926 shares of Common Stock were represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting. At the Annual Meeting, shareholders:
(a) Elected three Class II directors to serve on the Board, each for three years (Proposal 1);
(b) Approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers (Proposal 2);
(c) Approved the 2020 Plan (Proposal 3);
(d) Ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 (Proposal 4);
(e) Approved an amendment to the Company’s Certificate of Incorporation to permit the Company to effect a reverse stock split of its issued and outstanding shares of Common Stock, at a ratio that will be determined by the Board and ranging between 1-for-10 and 1-for-50 if the Board determines, in its sole discretion, at any time prior to the first anniversary of the Annual Meeting, that such reverse stock split is in the best interests of the Company and its shareholders (the “Reverse Stock Split Charter Amendment”) (Proposal 5); and
(f) Approved an amendment to the Company’s Certificate of Incorporation to reduce the number of authorized shares of Common Stock by the reverse stock split ratio determined by the Board (the “Authorized Share Reduction Charter Amendment”) (Proposal 6).
For additional information on these proposals, please see the Proxy Statement. The voting results for each of these proposals are set forth below:
Proposal 1 – Election of Class II Directors

Nominee	Votes Cast For	Votes Withheld	Broker Non-Votes
Matthew R. Bob	198,991,538	7,699,521	116,217,867
Anthony J. Nocchiero	200,557,336	6,133,723	116,217,867
James M. Trimble	197,776,493	8,914,566	116,217,867

Proposal 2 – Approval, on a Non-Binding Advisory Basis, the Compensation of the Company’s Named Executive Officers

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
192,324,031	12,795,335	1,571,691	116,217,869

Proposal 3 – Approval of the 2020 Plan

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
193,373,297	11,501,235	1,816,525	116,217,869

Proposal 4 – Ratification of the Appointment of Grant Thornton LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2020

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
314,062,262	4,744,446	4,102,216	—

Proposal 5 – Approval of the Reverse Stock Split Charter Amendment

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
281,797,649	39,890,120	1,221,154	—

Proposal 6 – Approval of the Authorized Share Reduction Charter Amendment

Votes Cast For	Votes Cast Against	Votes Abstained	Broker Non-Votes
283,913,835	37,485,218	1,509,873	—

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Callon Petroleum Company
(Registrant)

June 8, 2020	/s/ Joseph C. Gatto, Jr.
Joseph C. Gatto, Jr.
President and Chief Executive Officer